UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2015

First BanCorp.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico	00908-0146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 787-729-8200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2015, pursuant to a Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”), dated as of February 18, 2015, among Banco Popular de Puerto Rico (“BPPR”), as seller, and FirstBank Puerto Rico (“FirstBank”), the wholly owned subsidiary of First BanCorp (the “Corporation”), as purchaser, FirstBank participated in the acquisition of Doral Bank (“Doral”) in alliance with BPPR.

In this regard, on February 27, 2015, BPPR purchased, in alliance with co-bidders, including FirstBank, certain assets and all deposits (other than brokered deposits) of Doral from the Federal Deposit Insurance Corporation (“FDIC”) as receiver. In connection with such purchase by BPPR and pursuant to the Purchase and Assumption Agreement, FirstBank purchased from BPPR ten (10) branch offices of Doral located within the Commonwealth of Puerto Rico (Aguadilla, Bayamón Plaza del Parque, Bayamón Santa Rosa, Las Catalinas, Isla Verde, Humacao, Mayagüez Western Plaza, Los Paseos, Condado, and Vega Baja) and approximately $325 million in residential mortgage loans. In addition, in connection with the acquired branches, FirstBank assumed approximately $625 million in deposits which are insured by the Deposit Insurance Fund of the FDIC. Pursuant to the terms of the Purchase and Assumption Agreement, FirstBank purchased the loans at an aggregate discount of 9.0% or approximately $29 million, and assumed the deposits at a premium of 1.6%, or approximately $10 million. These numbers, which are as of December 31, 2014, are subject to post-closing adjustment based on closing date totals and purchase accounting adjustments.

There is no loss-sharing arrangement with the FDIC on the assets acquired by FirstBank.

The foregoing description of the Purchase and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Assumption Agreement, which will be filed as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

The executive officers of the Corporation intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.1.

The Corporation does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	First BanCorp Investor Presentation - Acquisition of Certain Assets and Assumption of Deposits of Doral Bank, dated March 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

March 4, 2015	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	First BanCorp Investor Presentation - Acquisition of Certain Assets and Assumption of Deposits of Doral Bank, dated March 2015